Exhibit 99.1

SAKS INCORPORATED ANNOUNCES FEBRUARY

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (March 1, 2012)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $207.9 million for the four weeks ended February 25, 2012 compared to $196.2 million for the four weeks ended February 26, 2011, a 6.0% increase. Comparable store sales increased 6.6% for the month.

For February, the strongest categories included women’s contemporary and WEAR NOW apparel; handbags; and men’s accessories, shoes, furnishings, and contemporary apparel.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 60 Saks OFF 5TH stores, and saks.com.

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